                                                                      EXHIBIT 11

STATEMENT REGARDING COMPUTATION
OF PER SHARE EARNINGS

                                                                QUARTER ENDING         SIX MONTHS ENDING
                                                                   JULY 31                  JULY 31
                                                            ----------------------  ------------------------
                                                               1994        1993         1994         1993
                                                            ----------------------  ------------------------
PRIMARY
Weighted average shares outstanding at end of period        12,502,261   11,902,661  12,455,951   11,917,631
Assuming exercise of options reduced by the number of
 shares which could have been purchased with the
 proceeds from exercise                                         45,431            0      50,886            0
                                                            -----------------------  -----------------------
Shares outstanding for computation of per share earnings    12,547,692   11,902,661  12,506,837   11,917,631
                                                            =======================  =======================
Net income                                                  $4,244,000  $(4,963,000) $7,968,000  $(5,869,000)
                                                            =======================  =======================
Primary earnings per share                                       $0.34       $(0.42)      $0.64       $(0.49)
                                                            =======================  =======================


FULLY DILUTED
Weighted average shares outstanding at end of period        12,502,261   11,902,661  12,455,951   11,917,631
Assuming exercise of options reduced by the number of
 shares which could have been purchased with the
 proceeds from exercise                                         45,431            0      56,099       20,529
                                                            -----------------------  -----------------------
Shares outstanding for computation of per share earnings    12,547,692   11,902,661  12,512,050   11,938,160
                                                            =======================  =======================
Net income                                                  $4,244,000  $(4,963,000) $7,968,000  $(5,869,000)
                                                            =======================  =======================
Fully diluted earnings per share                                 $0.34       $(0.42)      $0.64       $(0.49)
                                                            =======================  =======================

REPORTED EARNINGS PER SHARE                                      $0.34       $(0.41)      $0.64       $(0.49)
                                                            =======================  =======================

The company does not meet the 3% dilution test contained in Accounting Principles Board Opinion #15, therefore disclosure of diluted earnings per share on the face of the income statements is not required.